UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2008

CHINA MARINE FOOD GROUP LIMITED
(Name of Small Business Issuer in its Charter)

NEVADA	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Da Bao Industrial Zone, Shishi City Fujian, China 362700 86-595-8898-7588
(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

On January 23, 2008, the Registrant’s board of directors approved the dismissal of Zhong Yi (Hong Kong) C.P.A. Co., Ltd as its independent auditor, effective immediately. Zhong Yi (Hong Kong) C.P.A. Co., Ltd was appointed as the Registrant’s independent auditor on November 17, 2007, in conjunction with its reverse acquisition with Nice Enterprise Trading H.K. Co., Ltd., as reported in the Current Report on Form 8-K filed on November 23, 2007.

No accountant’s report was issued by Zhong Yi (Hong Kong) C.P.A. Co., Ltd on the Registrant’s financial statements prepared during November 17, 2007 to the date of this Report.

During the period of November 17, 2007 to the date of this Report, there were no disagreements with Zhong Yi (Hong Kong) C.P.A. Co., Ltd on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K from November 17, 2007 to the date of this Report.

The Registrant furnished a copy of this disclosure to Zhong Yi (Hong Kong) C.P.A. Co., Ltd. and requested Zhong Yi (Hong Kong) C.P.A. Co., Ltd to furnish them with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant herein in response to Item 304(1) of Regulation S-K and, if not, stating the respect in which it does not agree.

A copy of the letter from Zhong Yi (Hong Kong) C.P.A. Co., Ltd addressed to the SEC is attached hereto as Exhibit 16.

Engagement of New Independent Registered Public Accounting Firm

On January 23, 2008, concurrent with the decision to dismiss Zhong Yi (Hong Kong) C.P.A. Co., Ltd as its independent auditor, the board of directors unanimously voted to engage Cordovano and Honeck, LLP as its new independent auditor. Zhong Yi (Hong Kong) C.P.A. Co., Ltd is the affiliated firm of Cordovano and Honeck, LLP’s in Asia.

A copy of the Engagement Letter for Cordovano & Honeck, LLP is attached hereto as Exhibit 16.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
16	Letter from Zhong Yi (Hong Kong) C.P.A. Co., Ltd. regarding change in Certifying Accountant
16.1	Engagement Letter for Cordovano & Honeck, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Date: January 31, 2008	By:	/s/ Pengfei Liu
Pengfei Liu, CEO